AMENDMENT NO. 3

TO THE

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST OF

SOUTHWEST GEORGIA FINANCIAL CORPORATION

(As Amended and Restated Effective as of January 1, 2009)

THIS AMENDMENT is made as of this 25 day of September, 2013, by SOUTHWEST GEORGIA FINANCIAL CORPORATION, a holding company organized under the laws of the State of Georgia (the “Company”) and SOUTHWEST GEORGIA BANK, a state banking association, as trustee (the “Trustee”); effective as set forth herein.

W I T N E S S E T H:

WHEREAS, the Company maintains the Employee Stock Ownership Plan and Trust of Southwest Georgia Financial Corporation, as last amended and restated effective January 1, 2009, and as subsequently amended from time to time (the “Plan”), for the benefit of its eligible employees and their beneficiaries; and

WHEREAS, pursuant to Article IX of the Plan, the Company has the authority to amend the Plan in whole or in part at any time; and

WHEREAS, the Plan was submitted on October 21, 2009 to the Internal Revenue Service (the “IRS”) for a determination on its status as a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the IRS has requested certain amendments to the Plan in connection with its review of the application for a determination on the Plan’s status under Section 401(a) of the Code; and

WHEREAS, the Company desires to amend the Plan as requested by the Internal Revenue Service.

NOW, THEREFORE, the Plan is hereby amended effective January 1, 2009, as follows:

1.

Article IV of the Plan is hereby amended by adding the following new Section 4.7 to the end:

4.7 Code Section 1042 Transactions - Notwithstanding anything to the contrary contained herein, the provisions of this Section 4.7 shall apply if the Plan acquires Employer Stock in a sale to which Code Section 1042 applies. In such event, no allocation of “Code Section 1042 Assets” shall be made, directly or indirectly, under the Plan or any other plan which is qualified under Code Section 401(a) and which is maintained by the Employer, to any “Disqualified Participant” for the “Applicable Period.” For purposes of this Section 4.7:

(a) “Code Section 1042 Assets” shall mean assets of the Plan attributable to (or allocable in lieu of) shares of Employer Stock acquired in a sale to which Code Section1042 applies.

(b) “Disqualified Participant” shall mean:

(i) the seller of such Employer Stock;

(ii) any individual who is related (within the meaning of Code §267(b)) to such seller; or

(iii) any person who owns (after application of Code Section 318(a), as applied without regard to the employee trust exception of Code Section 318(a)(2)(B)(i)), more than twenty-five percent (25%) of the outstanding portion of (1) any class of, or (2) the total value of, stock of the Company or any member of its controlled group of corporations (within the meaning of Code §409(l)(4)).

(c) “Applicable Period” shall mean:

(i) with respect to the individuals described in clauses (b)(i) and (b)(ii) hereof, the period beginning on the date of such sale and ending on the later of (1) the date which is ten (10) years after the date of such sale, or (2) the date of the allocation under the Plan that is attributable to the final payment on any loan, the proceeds of which are used to acquire such Employer Stock;

(ii) with respect to an individual described in clause (b)(iii) hereof who met the requirements of such clause at any time during the one year period ending on the date of such sale, all periods during which the Plan is in existence; and

(iii) with respect to an individual described in clause (b)(iii) hereof (but not in clause (c)(ii) hereof) who meets the requirements of such clause on a date as of which Code §1042 Assets are allocated, the date of such allocation.

2.

Subsection 8.6(d) of the Plan is hereby amended by deleting the first paragraph of the subsection in its entirety and inserting in lieu thereof the following:

(d) Borrowing - To borrow or raise money for the purpose of the Plan in such amount, and upon such terms and conditions, including entering into purchase money transactions, as the ESOP Committee appointed by the Board may direct and the Trustee shall determine appropriate; and for any sum so borrowed, to issue its promissory note as Trustee, and to secure the repayment thereof by pledging all or any part of the Trust Fund. A loan shall be used primarily for the benefit of Plan Participants and their Beneficiaries. No person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency or propriety of any such borrowing. Any borrowing by the Trustee to purchase Employer Stock shall provide for the following special provisions:

3.

Subsection 8.6(d)(vi) of the Plan is hereby amended by deleting the subsection in its entirety and inserting in lieu thereof the following:

(vi) the loan must be for, a specific term, and not payable on demand, and the interest rate on the loan must not be in excess of a reasonable rate and the proceeds of any such loan shall be used within a reasonable period of time after the making of the loan to acquire Employer Stock or to repay other such loans; and

4.

Section 8.6 of the Plan is hereby amended by adding the following new paragraph to the end of the section:

The interest and principal payments made with respect to any loan by the Plan during a Plan Year shall not exceed the excess of (1) the sum of the contributions made for such Plan Year and all prior Plan Years (together with any earnings on such contributions); over (2) the interest and principal payments previously made with respect to all loans in all prior Plan Years. Such contributions and earnings shall be accounted for separately by the ESOP Committee until the loan is repaid.

5.

Section 10.3 of the Plan is hereby deleted in its entirety and inserting in lieu thereof the following:

10.3 RESERVED.

6.

Section 11.4 of the Plan is hereby deleted in its entirety and inserting in lieu thereof the following:

11.4 RESERVED.

7.

Section 12.4(b)(ii)(1) of the Plan is hereby amended by deleting the subsection in its entirety and inserting in lieu thereof the following:

(1) Distributions During Year Ending on the Determination Date - The amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

8.

This Amendment No. 3 to the Plan shall be effective as of the date set forth above. Except as hereby modified, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to be executed by its duly authorized corporate officers, and the Trustee has executed same and thereby accepted the foregoing as of the effective date hereof.

COMPANY:

SOUTHWEST GEORGIA FINANCIAL CORPORATION

By: /s/ DeWitt Drew

Title: President and CEO

TRUSTEE:

SOUTHWEST GEORGIA BANK

By: /s/ Richard E. Holland

Title: Vice President and Trust Officer